    As filed with the Securities and Exchange Commission on October 21, 1999

                                                             File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AMERICAN RISK MANAGEMENT GROUP, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                   65-0353816
--------------------------------------       -----------------------------------
   (State or other jurisdiction of           I.R. S. Employer Identification No.
    incorporation or organization)

    1900 Corporate Boulevard, Suite 400, Boca Raton, Florida         33431
    --------------------------------------------------------      ----------
           (Address of Principal Executive Offices)               (Zip Code)

                             1999 Stock Option Plan
                             ----------------------
                            (Full title of the plan)

                                Robert L. Hausman
                      American Risk Management Group, Inc.
                       1900 Corporate Boulevard, Suite 400
                            Boca Raton, Florida 33431
                     --------------------------------------
                     (Name and address of agent for service)

                                 (561) 988-2544
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               Michael D. Karsch.
                                Broad and Cassel
                                7777 Glades Road
                                    Suite 300
                            Boca Raton, Florida 33434
                                 (305) 483-7000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum        Proposed maximum
Title of securities to        Amount to be       offering price per      aggregate offering         Amount of
     be registered            registered(1)           share(2)                price(2)           registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value               1,000,000                2.93                   $2,937,500              $817
------------------------------------------------------------------------------------------------------------------

-------------------
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Issuer's common stock on October 13, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents are incorporated by reference into this Registration Statement:

           1. The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1999, as filed with the Securities and Exchange Commission (the "Commission");

           2. The Registrant's Current Report on Form 8-K dated September 7,
1999.

           3. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission, as such description is updated in any amendment to the Form 8-A.

           In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           The Registrant has authority under the Florida General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits

           4.1    1999 Stock Option Plan(1)
           5.1    Opinion of Broad and Cassel
           23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)
           23.2   Consent of JH Cohn LLP
           23.3   Consent of Sweeney Gates & Co.
           23.4   Consent of Reel & Swafford
           24.1 Power of Attorney (included in the signature page of this Registration Statement)

           (1) Previously filed as an exhibit to the Registrant's Information Statement on Schedule 14C filed September 13, 1999 and incorporated herein by reference.

Item 9.    Undertakings

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 17th day of October 1999.
                                            AMERICAN RISK MANAGEMENT GROUP, INC.

                                            By: /s/ Robert L. Hausman
                                                --------------------------------
                                                Robert L. Hausman,
                                                President

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                 Title                              Date
----------                 -----                              ----
/s/ Stephen Rosedale       Chairman and Director              October 18, 1999
-----------------------
Stephen Rosedale

/s/ Ronald Wilheim         Executive Vice President,          October 18, 1999
-----------------------       Chief Executive Officer
Ronald Wilheim                and Director
                           (Principal Executive Officer)

/s/ Robert L. Hausman      President and Chief                October 18, 1999
-----------------------       Operating Officer
Robert L. Hausman          (Principal Financial Officer)

/s/ Simon Groner           Director                           October 18, 1999
-----------------------
Simon Groner

/s/ Steve Wilder           Director                           October 18, 1999
-----------------------
Steve Wilder

                                  EXHIBIT INDEX

Exhibit        Description
-------        -----------

4.1            Form of 1999 Stock Option Plan (1)

5.1            Opinion of Broad and Cassel

23.1 Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2           Consent of JH Cohn LLP

23.3           Consent of Sweeney, Gate & Co.

23.4           Consent of Reel & Swafford

24.1 Power of Attorney (included in the signature page of this Registration Statement)

-------------
(1) Incorporated by reference